Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Seacoast Banking Corporation of Florida of our report dated March 6, 2025, relating to the consolidated financial statements of Heartland Bancshares, Inc. and Subsidiary’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading "Experts" in the prospectus included with the Form S-4.

Orlando, Florida
April 4, 2025

Saltmarsh, Cleaveland & Gund

saltmarshcpa.com | Since 1944 | (800) 477-7458

Nashville • Orlando • Pensacola • Tampa